SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2009
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
     This Current Report on Form 8-K and the exhibit attached hereto contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts and projections about the industries in which ViaSat, Inc. (“ViaSat”) operates and the beliefs and assumptions of ViaSat’s management. ViaSat uses words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. These forward-looking statements include, among others, statements that refer to: estimates, expectations and beliefs regarding ViaSat’s second quarter results; the previously announced acquisition of WildBlue Holding, Inc. (“WildBlue”) and the timing of expenses associated therewith; and ViaSat’s private placement of the Notes (as defined below) and the application of net proceeds therefrom. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: no independent public accounting firm has compiled, examined or performed any procedures with respect to the estimated financial information contained herein, nor have they expressed any opinion or other form of assurance on such information or its achievability; changes in estimated amounts based on the final accounting of ViaSat’s second quarter results; the assumptions and estimates underlying the estimated financial information contained herein are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties; the ability of ViaSat to consummate the previously announced acquisition of WildBlue; the ability of ViaSat to complete the private placement of the Notes; the ability to have manufactured or successfully launch ViaSat’s new high-capacity Ka-band spot-beam satellite, ViaSat-1, or implement the related broadband satellite services; continued turmoil in global financial markets and economies; the availability and cost of credit; reliance on U.S. government contracts and on a small number of contracts which account for a significant percentage of ViaSat’s revenues; the ability to successfully develop, introduce and sell new technologies, products and enhancements; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; reliance on a limited number of third parties to manufacture and supply products; increased competition and other factors affecting the communications and networking industries generally; and the effect of adverse regulatory changes on our ability to sell products. In addition, please refer to the risk factors contained in ViaSat’s Securities and Exchange Commission (“SEC”) filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. ViaSat undertakes no obligation to revise or update any forward-looking statements for any reason.
Item 7.01. Regulation FD Disclosure.
     On October 13, 2009, ViaSat issued a press release pursuant to Rule 135c under the Securities Act regarding the proposed issuance of $250 million in aggregate principal amount of senior unsecured notes due 2016 (the “Notes”) through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.
     In connection with the offering of the Notes, ViaSat disclosed certain information to prospective investors, including financial information relating to ViaSat’s preliminary results of operations for the second quarter of fiscal year 2010 and financial information relating to WildBlue.
     Second quarter outlook
     ViaSat anticipates that its new contract awards for the second quarter of fiscal year 2010 will be approximately $220 million to $225 million, which would be its second largest quarter for new contract awards. ViaSat expects revenues will be approximately $158 million to $162 million, compared to $159.3 million for the second quarter of fiscal year 2009. Income from operations for the second quarter of fiscal year 2010 is anticipated to be approximately $11.5 million to $12.5 million, compared to $9.3 million for the prior year period. Included in income from operations for ViaSat’s second quarter of fiscal year 2010 are approximately $2.5 million in expenses incurred in connection with ViaSat’s previously announced acquisition of WildBlue. ViaSat expects to incur additional acquisition-related expenses in the third and fourth quarters of fiscal year 2010, the amount of which will vary depending on the timing of regulatory clearance, among other things.
     WildBlue summary historical financial data
     The following tables set forth WildBlue’s summary historical consolidated financial data as of December 31, 2007 and 2008, for the years ended December 31, 2006, 2007 and 2008, for the twelve months ended June 30, 2009, as of June 30, 2009 and for the six-month periods ended June 30, 2008 and 2009. The summary information for the twelve months ended June 30, 2009 has been derived by adding the consolidated financial data for the year ended December 31, 2008 and the six-month period ended June 30, 2009 and subtracting the consolidated financial data for the six-month period ended June 30, 2008. The following financial information reflects the consolidated financial information of WildBlue provided to ViaSat by WildBlue management, and is not indicative of the performance of the WildBlue business following the consummation of the previously announced acquisition of WildBlue. ViaSat has had no involvement in the preparation of WildBlue’s financial information, and ViaSat cannot assure you that they fairly present the financial condition, results of operations or cash flows of WildBlue or that they have been correctly prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, the results presented below are not necessarily indicative of the results to be expected for any future period, and the results for any interim period are not necessarily indicative of the results that may be expected for a full year.

				Twelve
				months
				ended	Six months ended
(in thousands,	Year ended December 31,			June 30,	June 30,
except per share data)	2006	2007	2008	2009	2008	2009
					(unaudited)
Consolidated statement of operations data:
Revenue:	$40,132	$107,311	$187,289	$208,865	$84,156	$105,732
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown below)	65,099	99,694	105,921	92,783	54,463	41,325
Sales, marketing and advertising	17,614	21,421	22,513	21,704	11,985	11,176
Research and development	2,039	1,037	167	120	59	12
General and administrative	22,923	8,901	10,678	17,296	3,107	9,725
Depreciation and amortization	21,898	43,008	52,794	55,728	25,896	28,830
Loss on disposition of assets	4	31	6	1,074	86	1,154
Loss on extinguishment of debt	2,068	3,871	15,639	15,639	—	—

Total operating expenses	131,645	177,963	207,718	204,344	95,596	92,222

Operating income (loss)	(91,513)	(70,652)	(20,429)	4,521	(11,440)	13,510
Other income (expense):
Interest expense	(25,100)	(57,264)	(58,892)	(60,182)	(27,394)	(28,684)
Interest income	1,080	2,095	875	724	322	171
Loss on undesignated interest rate swap contract, net	—	—	—	(817)	—	(817)
Other-than-temporary impairment on investments	—	(1,056)	(2,141)	(1,717)	(424)	—

Net loss	$(115,533)	$(126,877)	$(80,587)	$(57,471)	$(38,936)	$(15,820)

Net Loss per Share
Basic loss per share	$(4.06)	$(4.46)	$(4.89)	$(18.56)	$(1.37)	$(10.77)

Diluted loss per share	$(4.06)	$(4.46)	$(4.89)	$(18.56)	$(1.37)	$(10.77)

Weighted average common shares outstanding
Basic	28,443	28,461	16,491	3,097	28,479	1,469
Diluted(1)	28,443	28,461	16,491	3,097	28,479	1,469

	Year ended December 31,			Six months ended June 30,
(in thousands)	2006	2007	2008	2008	2009
				(unaudited)
Consolidated cash flows and other financial data:
Net cash provided by (used in) operating activities	$(70,166)	$(67,645)	$11,926	$(12,479)	$35,772
Net cash used in investing activities	(127,661)	(38,263)	(31,006)	(6,592)	(19,163)
Net cash provided by (used in) financing activities	204,332	117,709	48,535	(45)	—

	As of December 31,		As of June 30,
(in thousands)	2007	2008	2009
			(unaudited)
Consolidated balance sheet data:
Cash and cash equivalents	$21,112	$50,567	$67,176
Inventory	10,576	5,542	6,621
Property, plant and equipment, net	465,453	435,813	429,955
Satellite co-location right, net	4,608	4,216	4,020
Total assets	531,845	535,781	539,202
Total long-term debt, current portion	—	—	13,756
Total long-term debt—related parties, current portion	—	—	214,162
Total long-term debt, net	22,739	22,658	9,584
Total long-term debt—related parties, net	377,905	391,964	190,645
Total liabilities	434,163	442,725	459,629
Total stockholders’ equity	97,682	93,056	79,573

				Twelve	Six months ended
	Year ended December 31,			months ended	June 30,
(unaudited and in thousands)	2006	2007	2008	June 30, 2009	2008	2009
Other financial data:
EBITDA(2)	(69,615)	(28,700)	30,224	57,715	14,032	41,523
Adjusted EBITDA(2)	(59,738)	(31,564)	42,232	76,304	9,904	43,976

(1)	As the financial information results in a net loss, the weighted-average number of shares used for basic and diluted earnings per share is the same, as diluted shares would be anti-dilutive.

(2)	EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude the effects of non-cash stock-based compensation expense, losses recorded related to an interest rate swap agreement with respect to WildBlue’s existing credit facilities and loss on extinguishment of debt relating to certain debt restructuring and a 2008 recapitalization transaction. We believe that the presentation of EBITDA and adjusted EBITDA provides useful information to investors with which to analyze operating trends and performance and ability to service and incur debt. Further, we believe EBITDA and adjusted EBITDA facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of property, plant and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA and adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to net income as a measure of performance or to net cash flows provided by (used in) operations as a measure of liquidity. In addition, other companies may define EBITDA and adjusted EBITDA differently and, as a result, these measures of EBITDA and adjusted EBITDA may not directly comparable to EBITDA or adjusted EBITDA of other companies. Furthermore, EBITDA and adjusted EBITDA each has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of WildBlue’s results as reported under GAAP. Some of these limitations are:
•	EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments,

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs,

•	EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt, and

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements.
Because of these limitations, EBITDA and adjusted EBITDA should not be considered as a measure of discretionary cash available to invest in the business, and should be used only supplementally. You are cautioned not to place undue reliance on EBITDA or adjusted EBITDA.

The following table reconciles WildBlue EBITDA and adjusted EBITDA to WildBlue net income (loss), which we consider to be the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA:

				Twelve
				months
				ended	Six months ended
	Year ended December 31,			June 30,	June 30,
(unaudited and in thousands)	2006	2007	2008	2009	2008	2009
Reconciliation:
Net income (loss)	$(115,533)	$(126,877)	$(80,587)	$(57,471)	$(38,936)	$(15,820)
Add:
Interest expense, net	24,020	55,169	58,017	59,458	27,072	28,513
Depreciation and amortization	21,898	43,008	52,794	55,728	25,896	28,830

EBITDA	(69,615)	(28,700)	30,224	57,715	14,032	41,523

Add:
Loss on interest rate swap	—	—	—	817	—	817
Loss on extinguishment of debt	2,068	3,871	15,639	15,639	—	—
Non-cash stock-based compensation expense	7,809	(6,735)	(3,631)	2,133	(4,128)	1,636

Adjusted EBITDA	(59,738)	(31,564)	42,232	76,304	9,904	43,976

     ViaSat is furnishing the information contained in this Current Report on Form 8-K pursuant to Item 7.01 in the event such information could be required to be disclosed by Regulation FD. In accordance with General Instruction B.2 of Form 8-K, the information furnished in this Current Report on Form 8-K pursuant to Item 7.01 shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing. The information in this item shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.
     The information furnished in this Current Report on Form 8-K pursuant to Item 7.01 is summary information that is intended to be considered in the context of ViaSat’s SEC filings and other public announcements that ViaSat may make, by press release or otherwise, from time to time. ViaSat disclaims any intention to revise or update the information furnished in this Current Report on Form 8-K pursuant to Item 7.01, although ViaSat may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01. Other Events.
     On October 13, 2009, ViaSat issued a press release pursuant to Rule 135c under the Securities Act regarding the proposed issuance of $250 million in aggregate principal amount of Notes through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.
     Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws.
     In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press Release dated October 13, 2009 issued by ViaSat, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.
Date: October 13, 2009	By:	/s/ Keven K. Lippert
		Name:	Keven K. Lippert
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release dated October 13, 2009 issued by ViaSat, Inc.